Exhibit 99.1
Presentation to Maryland Senate Finance Committee October 29, 2008 Proposed Transaction with Constellation Energy

Agenda Who We Are Transaction and Benefits Overview Summary

Who We Are: Organizational Structure (88 percent owner of MidAmerican)

7 million electric and natural gas customers worldwide 16,800 miles of interstate natural gas pipeline with approximately 6.9 bcf capacity 21,863 megawatts of owned and contracted generation 23.9 percent of generation is renewable or noncarbon MidAmerican Energy Holdings Company Energy Businesses Philippines United Kingdom

MidAmerican Energy



MN
SD
WI
NE
IA
IL
KS
MO
MidAmerican Energy Service Territory
Wind Generating Facilities
Major Generating Facilities

Business Overview

- 1.4 million customers in four midwestern states
- 6,925 megawatts of owned generation capacity
- 2,180 miles of transmission lines
- Traditional vertically integrated electric utility operating in regulated and partially deregulated markets
- Regulated natural gas distribution business
- Significant investment in energy efficiency

MIDAMERICAN ENERGY HOLDINGS COMPANY

4

PacifiCorp



WA
MT
OR
ID
WY
NV
UT
CO
CA
AZ
Pacific Power Service Territory
Rocky Mountain Power Service Territory
Thermal Plants
Gas-Fueled Thermal Plants
Hydro Systems
Coal Mines
Wind Projects
Geothermal Plants

Business Overview

- 1.7 million customers in six western states
- 10,931 megawatts of owned generation capacity
- 15,700 miles of transmission lines
- Traditional vertically integrated electric utility operating in regulated and partially deregulated markets
- Pioneer in energy efficiency

MIDAMERICAN ENERGY HOLDINGS COMPANY

5

U.K. Business Overview 3.8 million customers in northeast England 58,000 miles of distribution lines Regulated electric distribution business operating in a competitive supply market Northern Electric service territory Yorkshire Electricity service territory CE Electric UK

CA NV AZ UT WY Business Overview 1,680 miles of natural gas pipeline 1.7 million decatherms per day of natural gas to markets in Utah, Nevada, California and Arizona Kern River Gas Transmission Company

MN WI IA SD NE KS OK TX Business Overview 15,100 miles of natural gas pipeline 5.1 million decatherms per day of market area design capacity, plus 2.0 million decatherms per day field area capacity Northern Natural Gas Company

CalEnergy Generating Facilities Philippines Business Overview 1,316 megawatts of owned generation capacity Merchant plants operating in competitive markets CalEnergy

Transaction Summary $4.7 billion purchase price All cash No financing contingencies $1.0 billion cash already injected Assumption of significant debt and risk

Benefits Overview Key Principles Financial Strength Environmental RESPECT Customer Service Regulatory Integrity Sustainable business with balanced outcomes Employee Commitment Operational Excellence

Benefits Overview Financial Commitments Financial stability for Constellation Energy and BGE and avoidance of bankruptcy Backing of MidAmerican and Berkshire Hathaway, with its AAA credit rating Constellation Energy and BGE maintain investment-grade credit rating Access to capital markets MidAmerican will be the last owner of Constellation Energy and BGE Invest in the growth of the businesses No resale

Benefits Overview Customer Commitments Up to $70 million in rate benefits Cut in half the 5 percent rate cap Delay gas and electric rate filings for six months No severance, change-in-control or transaction costs in BGE rates Study opportunities for customer service improvements Collaborate to assist low-income customers

Benefits Overview Employee and Community Support Commitments Constellation Energy and BGE corporate headquarters remain in Baltimore No plans for a reduction in force at BGE prior to 2012, if ever Evaluate opportunities to improve safety performance Maintain current level of charitable and community-related activities through 2013 Support economic development initiatives

Benefits Overview Long-Term Investment and Ring-Fencing Commitments MidAmerican support for long-term energy infrastructure investments at BGE Reinforce the delivery system Demand response Energy efficiency Advanced metering technology BGE protected against bankruptcy of Constellation Energy, MidAmerican or affiliates through ring-fencing structure

Benefits Overview Additional Constellation Energy Commitments Support of the 2008 Settlement Includes priority development of a new nuclear unit at Calvert Cliffs Support for Constellation Energy's involvement in UniStar Nuclear Energy $36 million potential increased endowment to Constellation Energy Group Foundation

Summary MidAmerican Brings: Financial stability and other commitments that will benefit Constellation Energy, BGE, their customers and employees A track record of open communication with regulators and policymakers Experience in improving customer service and operating performance A willingness to invest for the long term A business philosophy that balances the interests of all stakeholders